Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE

KEYCORP REPORTS SECOND QUARTER 2014

NET INCOME OF $242 MILLION, OR $.27 PER COMMON SHARE

EARNINGS PER SHARE UP 29% FROM PRIOR YEAR

Positive operating leverage

Continued growth in commercial loans and investment banking and debt placement fees affirms strength of business model

Disciplined capital management with common share repurchases of $108 million and dividend increase of 18%

Entered into an agreement to acquire Pacific Crest Securities, a leading technology-focused investment bank and capital markets firm

CLEVELAND, July 17, 2014 – KeyCorp (NYSE: KEY) today announced second quarter net income from continuing operations attributable to Key common shareholders of $242 million, or $.27 per common share, compared to $232 million, or $.26 per common share, for the first quarter of 2014, and $193 million, or $.21 per common share, for the second quarter of 2013.

For the six months ended June 30, 2014, net income from continuing operations attributable to Key common shareholders was $474 million, or $.53 per common share, compared to $389 million, or $.42 per common share, for the same period one year ago.

“Second quarter results demonstrate the successful execution of our strategy and continued efforts across our company to drive growth,” said Chairman and Chief Executive Officer Beth Mooney. “We delivered positive operating leverage by growing revenue and reducing expense from one year ago. Further, we maintained strong risk management practices, as evidenced by a continued low net charge-offs to average loans ratio of .22% and declining nonperforming asset and loan levels. We continue to execute on our commitment to return capital to our shareholders by repurchasing $108 million in common shares and increasing our dividend by 18%.”

“Total average loans continued to grow at a solid pace, driven by commercial, financial and agricultural loan growth of 13% from the prior year. Investment banking and debt placement fees were also strong, up 18% from one year ago. The growth of these two items reflects the strength of our distinctive business model and our ability to capitalize on revenue opportunities either through on-balance sheet or capital markets alternatives,” added Mooney.

“We also continue to invest in growth opportunities that are consistent with our business model and strategy,” said Mooney. “Today, we announced that we have entered into an agreement to acquire Pacific Crest Securities, a leading technology-focused investment bank and capital markets firm. Adding technology expertise to our Corporate Bank will enhance our model and capabilities to accelerate growth while also underscoring our commitment to be the leading corporate and investment bank serving middle market companies. This transaction is subject to regulatory approval and is expected to close in the third quarter of 2014.”

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

SECOND QUARTER 2014 FINANCIAL RESULTS, from continuing operations

Compared to Second Quarter of 2013

•	Average loans up 5.5%, driven by a 12.6% growth in commercial, financial and agricultural loans

•	Average deposits up 2.5% due to commercial mortgage servicing acquisitions and growth in commercial deposits offsetting declines in certificates of deposit

•	Positive operating leverage with growth in revenues and decline in expenses

•	Net interest income (taxable-equivalent) down $7 million, primarily due to lower asset yields and lower loan fees caused by an early termination of a leveraged lease

•	Noninterest income up $26 million, reflecting growth in investment banking and debt placement fees, higher principal investing gains, and an increase in operating lease income and other leasing gains mostly due to an early termination of a leveraged lease

•	Noninterest expense down $22 million, reflecting $13 million in lower efficiency-related charges, and continued focus on expense management

•	Asset quality improved, with net loan charge-offs to average loans declining from .34% to .22%

•	Disciplined capital management, repurchasing $108 million of common shares during the second quarter of 2014 and maintaining a top tier capital position with Tier 1 common equity of 11.33%

Compared to First Quarter of 2014

•	Average loans up 1.6%, driven by a 4.2% growth in commercial, financial and agricultural loans

•	Average deposits up 1.3% due to the growth in commercial mortgage servicing and commercial and consumer client inflows

•	Net interest income (taxable-equivalent) up $10 million due to an increase in asset levels, higher loan fees, and more days in the quarter

•	Noninterest income up $20 million, with higher investment banking and debt placement fees and an increase in operating lease income and other leasing gains mostly due to the early termination of a leveraged lease

•	Noninterest expense up $27 million due to increased marketing expense and $14 million in higher efficiency-related charges

•	Asset quality remains strong, with net loan charge-offs to average loans remaining well below targeted range and improving levels of nonperforming assets and loans

Selected Financial Highlights

dollars in millions, except per share data				Change 2Q14 vs.
	2Q14	1Q14	2Q13	1Q14	2Q13
Income (loss) from continuing operations attributable to Key common shareholders	$242	$232	$193	4.3%	25.4%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.27	.26	.21	3.8	28.6
Return on average total assets from continuing operations	1.14%	1.13%	.95%	N/A	N/A
Tier 1 common equity (a)	11.33	11.27	11.18	N/A	N/A
Book value at period end	$11.65	$11.43	$10.89	1.9%	7.0%
Net interest margin (TE) from continuing operations	2.98%	3.00%	3.13%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 2Q14 vs.
	2Q14	1Q14	2Q13	1Q14	2Q13
Net interest income (TE)	$579	$569	$586	1.8%	(1.2)%
Noninterest income	455	435	429	4.6	6.1

Total revenue	$1,034	$1,004	$1,015	3.0%	1.9%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $579 million for the second quarter of 2014, and the net interest margin was 2.98%. These results compare to taxable-equivalent net interest income of $586 million and a net interest margin of 3.13% for the second quarter of 2013. These decreases in net interest income and net interest margin were attributable to lower asset yields and a decrease in loan fees mostly due to the early termination of a leveraged lease. These decreases were partially offset by loan growth, the maturity of higher-rate certificates of deposit, and a more favorable mix of lower-cost deposits.

Compared to the first quarter of 2014, taxable-equivalent net interest income increased by $10 million, and the net interest margin declined by two basis points. The increase in net interest income was primarily due to higher asset levels and loan fees, a lower cost of funds as higher-rate certificates of deposit matured, and more days in the second quarter. The net interest margin was negatively impacted by the early termination of a leveraged lease.

Noninterest Income

dollars in millions				Change 2Q14 vs.
	2Q14	1Q14	2Q13	1Q14	2Q13
Trust and investment services income	$94	$98	$100	(4.1)%	(6.0)%
Investment banking and debt placement fees	99	84	84	17.9	17.9
Service charges on deposit accounts	66	63	71	4.8	(7.0)
Operating lease income and other leasing gains	35	29	22	20.7	59.1
Corporate services income	41	42	43	(2.4)	(4.7)
Cards and payments income	43	38	42	13.2	2.4
Corporate-owned life insurance income	28	26	31	7.7	(9.7)
Consumer mortgage income	2	2	6	—	(66.7)
Mortgage servicing fees	11	15	13	(26.7)	(15.4)
Net gains (losses) from principal investing	27	24	7	12.5	285.7
Other income	9	14	10	(35.7)	(10.0)

Total noninterest income	$455	$435	$429	4.6%	6.1%

Key’s noninterest income was $455 million for the second quarter of 2014, compared to $429 million for the year-ago quarter. Key continued to see the benefits of its business model – focusing on targeted industries – with investment banking and debt placement fees increasing $15 million from the prior year. In addition, net gains from principal investing increased $20 million. Operating lease income and other leasing gains increased $13 million, due to a $17 million gain from the early termination of a leveraged lease. These increases were partially offset by a decrease of $6 million in trust and investment services income, a decline in service charges on deposit accounts of $5 million due to lower non-sufficient funds and overdraft charges, and decreases in various other items.

Compared to the first quarter of 2014, noninterest income increased by $20 million. Investment banking and debt placement fees increased $15 million from prior quarter. Operating lease income and other leasing gains increased $6 million, due to a $17 million gain from the early termination of a leveraged lease. Key also benefitted from seasonal pickup in activity levels, with cards and payments income up $5 million and service charges on deposit accounts up $3 million. These increases were partially offset by a $5 million decrease in other income related to lower trading income.

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Noninterest Expense

dollars in millions				Change 2Q14 vs.
	2Q14	1Q14	2Q13	1Q14	2Q13
Personnel expense	$389	$388	$406	.3%	(4.2)%
Nonpersonnel expense	300	274	305	9.5	(1.6)

Total noninterest expense	$689	$662	$711	4.1%	(3.1)%

Key’s noninterest expense was $689 million for the second quarter of 2014, compared to $711 million for the same period last year. This decline reflects lower efficiency charges of $13 million. Excluding the impact of efficiency charges, the $9 million decrease in expenses was mostly due to a decline in salaries and employee benefits.

Compared to the first quarter of 2014, noninterest expense increased by $27 million. The increase in expenses reflected $14 million in higher efficiency-related charges. Marketing expense increased $8 million from the prior quarter related to normal seasonal increases in spend. In addition, the provision (credit) for losses on lending-related commitments increased $4 million from the prior quarter.

BALANCE SHEET HIGHLIGHTS

As of June 30, 2014, Key had total assets of $91.8 billion compared to $90.8 billion at March 31, 2014, and $90.6 billion at June 30, 2013.

Average Loans

dollars in millions				Change 6-30-14 vs.
	6-30-14	3-31-14	6-30-13	3-31-14	6-30-13
Commercial, financial and agricultural (a)	$26,444	$25,390	$23,480	4.2%	12.6%
Other commercial loans	13,186	13,337	13,290	(1.1)	(.8)
Total home equity loans	10,627	10,630	10,381	—	2.4
Other consumer loans	5,354	5,389	5,545	(.6)	(3.4)

Total loans	$55,611	$54,746	$52,696	1.6%	5.5%

(a)	Commercial, financial and agricultural average loan balances include $95 million, $94 million, and $96 million of assets from commercial credit cards at June 30, 2014, March 31, 2014, and June 30, 2013, respectively.

Average loans were $55.6 billion for the second quarter of 2014, an increase of $2.9 billion compared to the second quarter of 2013. The loan growth occurred primarily in the commercial, financial and agricultural portfolio, which increased $3 billion and was broad-based across Key’s commercial lines of business. Consumer loans remained stable, as increases in home equity loans and direct term loans were mostly offset by run-off in Key’s designated consumer exit portfolio. The growth in home equity and direct term loans was balanced across Key’s geographic footprint.

Compared to the first quarter of 2014, average loans increased by $865 million. Commercial, financial and agricultural loans increased $1.1 billion, mostly within Key Corporate Bank. Consumer loans reflected a decrease in Key’s consumer exit portfolio, which offset core consumer loan growth during the second quarter.

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Average Deposits

dollars in millions				Change 6-30-14 vs.
	6-30-14	3-31-14	6-30-13	3-31-14	6-30-13
Non-time deposits (a)	$60,066	$59,197	$57,691	1.5%	4.1%
Certificates of deposit ($100,000 or more)	2,808	2,758	2,975	1.8	(5.6)
Other time deposits	3,587	3,679	4,202	(2.5)	(14.6)

Total deposits	$66,461	$65,634	$64,868	1.3%	2.5%

Cost of total deposits (a)	.18%	.20%	.26%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $66.5 billion for the second quarter of 2014, an increase of $1.6 billion compared to the year-ago quarter. Demand deposits increased by $993 million, and NOW and money market deposit accounts increased $1.4 billion, mostly due to growth related to commercial client inflows as well as increases related to the commercial mortgage servicing business. These increases were partially offset by run-off in certificates of deposit.

Compared to the first quarter of 2014, average deposits, excluding deposits in foreign office, increased by $827 million. Demand deposits were up $632 million, driven by increases of escrow deposits in the commercial mortgage servicing business and inflows related to both commercial and consumer clients. NOW and money market deposit accounts increased $219 million mostly due to higher interest-bearing demand deposits with inflows across Key’s commercial lines of business. These increases were partially offset by decreases in other interest-bearing deposit accounts.

ASSET QUALITY

dollars in millions				Change 2Q14 vs.
	2Q14	1Q14	2Q13	1Q14	2Q13
Net loan charge-offs	$30	$20	$45	50.0%	(33.3)%
Net loan charge-offs to average total loans	.22%	.15%	.34%	N/A	N/A
Nonperforming loans at period end (a)	$396	$449	$652	(11.8)	(39.3)
Nonperforming assets at period end	410	469	693	(12.6)	(40.8)
Allowance for loan and lease losses	814	834	876	(2.4)	(7.1)
Allowance for loan and lease losses to nonperforming loans	205.6%	185.7%	134.4%	N/A	N/A
Provision (credit) for loan and lease losses	$10	$6	$28	66.7%	(64.3)%

(a)	Loan balances exclude $15 million, $16 million, and $19 million of purchased credit impaired loans at June 30, 2014, March 31, 2014, and June 30, 2013, respectively.

N/A = Not Applicable

Key’s provision for loan and lease losses was $10 million for the second quarter of 2014, compared to $6 million for the first quarter of 2014 and $28 million for the year-ago quarter. Key’s allowance for loan and lease losses was $814 million, or 1.46%, of total period-end loans at June 30, 2014, compared to 1.50% at March 31, 2014, and 1.65% at June 30, 2013.

Net loan charge-offs for the second quarter of 2014 totaled $30 million, or .22%, of average total loans. These results compare to $20 million, or .15%, for the first quarter of 2014, and $45 million, or .34%, for the same period last year.

At June 30, 2014, Key’s nonperforming loans totaled $396 million and represented .71% of period-end portfolio loans, compared to ..81% at March 31, 2014, and 1.23% at June 30, 2013. Nonperforming assets at June 30, 2014, totaled $410 million and represented .74% of period-end portfolio loans and OREO and other nonperforming assets, compared to .85% at March 31, 2014, and 1.30% at June 30, 2013.

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2014.

Capital Ratios

	6-30-14	3-31-14	6-30-13
Tier 1 common equity (a), (b)	11.33%	11.27%	11.18%
Tier 1 risk-based capital (a)	12.07	12.01	11.93
Total risk based capital (a)	14.24	14.23	14.65
Tangible common equity to tangible assets (b)	10.15	10.14	9.96
Leverage (a)	11.25	11.30	11.25

(a)	6-30-14 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at June 30, 2014, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.33% and 12.07%, respectively. In addition, the tangible common equity ratio was 10.15% at June 30, 2014.

In October 2013, federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). While the Regulatory Capital Rules became effective January 1, 2014, the mandatory compliance date for Key as a “standardized approach” banking organization begins on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 as calculated under the Regulatory Capital Rules was 10.77% at June 30, 2014. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 2Q14 vs.
	2Q14	1Q14	2Q13	1Q14	2Q13
Shares outstanding at beginning of period	884,869	890,724	922,581	(.7)%	(4.1)%
Common shares repurchased	(7,824)	(9,845)	(10,786)	(20.5)	(27.5)
Shares reissued (returned) under employee benefit plans	(222)	3,990	1,088	N/M	N/M

Shares outstanding at end of period	876,823	884,869	912,883	(.9)%	(4.0)%

As previously reported, Key’s 2014 CCAR capital plan includes common share repurchases of up to $542 million, which are expected to be executed through the first quarter of 2015. During the second quarter of 2014, Key completed $108 million of common share repurchases.

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 2Q14 vs.
	2Q14	1Q14	2Q13	1Q14	2Q13
Revenue from continuing operations (TE)
Key Community Bank	$550	$541	$583	1.7%	(5.7)%
Key Corporate Bank	394	391	378	.8	4.2
Other Segments	91	70	56	30.0	62.5

Total segments	1,035	1,002	1,017	3.3	1.8
Reconciling Items	(1)	2	(2)	N/M	N/M

Total	$1,034	$1,004	$1,015	3.0%	1.9%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$55	$62	$52	(11.3)%	5.8%
Key Corporate Bank	118	121	121	(2.5)	(2.5)
Other Segments	72	55	49	30.9	46.9

Total segments	245	238	222	2.9	10.4
Reconciling Items	2	—	(23)	N/M	N/M

Total	$247	$238	$199	3.8%	24.1%

TE = Taxable equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 2Q14 vs.
	2Q14	1Q14	2Q13	1Q14	2Q13
Summary of operations
Net interest income (TE)	$362	$363	$383	(.3)%	(5.5)%
Noninterest income	188	178	200	5.6	(6.0)

Total revenue (TE)	550	541	583	1.7	(5.7)
Provision (credit) for loan and lease losses	23	9	41	155.6	(43.9)
Noninterest expense	440	433	459	1.6	(4.1)

Income (loss) before income taxes (TE)	87	99	83	(12.1)	4.8
Allocated income taxes (benefit) and TE adjustments	32	37	31	(13.5)	3.2

Net income (loss) attributable to Key	$55	$62	$52	(11.3)%	5.8%

Average balances
Loans and leases	$30,025	$29,793	$29,161	.8%	3.0%
Total assets	32,145	31,943	31,571	.6	1.8
Deposits	50,146	49,824	49,473	.6	1.4

Assets under management at period end	$27,319	$26,549	$23,213	2.9%	17.7%

TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Additional Key Community Bank Data

dollars in millions				Change 2Q14 vs.
	2Q14	1Q14	2Q13	1Q14	2Q13
Noninterest income
Trust and investment services income	$67	$67	$68	—	(1.5)%
Service charges on deposit accounts	55	52	60	5.8%	(8.3)
Cards and payments income	38	35	38	8.6	—
Other noninterest income	28	24	34	16.7	(17.6)

Total noninterest income	$188	$178	$200	5.6%	(6.0)%

Average deposit balances
NOW and money market deposit accounts	$27,574	$27,428	$26,341	.5%	4.7%
Savings deposits	2,483	2,465	2,536	.7	(2.1)
Certificates of deposit ($100,000 or more)	2,169	2,163	2,443	.3	(11.2)
Other time deposits	3,580	3,673	4,195	(2.5)	(14.7)
Deposits in foreign office	294	309	284	(4.9)	3.5
Noninterest-bearing deposits	14,046	13,786	13,674	1.9	2.7

Total deposits	$50,146	$49,824	$49,473	.6%	1.4%

Home equity loans
Average balance	$10,321	$10,305	$9,992
Weighted-average loan-to-value ratio (at date of origination)	71%	71%	71%
Percent first lien positions	59	58	57
Other data
Branches	1,009	1,027	1,052
Automated teller machines	1,311	1,330	1,359

Key Community Bank Summary of Operations

•	Average loan balances up 3.0% from prior year

•	Average core deposits up 3.6% from prior year

•	Net income attributable to Key Community Bank up 5.8% from the prior year

Key Community Bank recorded net income attributable to Key of $55 million for the second quarter of 2014, compared to net income attributable to Key of $52 million for the year-ago quarter.

Taxable-equivalent net interest income decreased by $21 million, or 5.5%, from the second quarter of 2013. Average loans and leases grew 3.0% driven by increases in commercial, financial and agricultural loans, while average deposits increased 1.4% from one year ago. However, these volume-related increases were offset by declines in the deposit spread as a result of the continued low-rate environment.

Noninterest income declined by $12 million, or 6%, from the year-ago quarter. Other noninterest income decreased $6 million from prior year primarily due to declines in consumer mortgage income, corporate services income, and trading income. Service charges on deposit accounts declined $5 million due to lower non-sufficient funds and overdraft charges.

The provision for loan and lease losses decreased by $18 million, or 43.9%, from the second quarter of 2013. Net loan charge-offs decreased $9 million from the same period one year ago.

Noninterest expense declined by $19 million, or 4.1%, from the year-ago quarter as a result of Key’s continued focus on expense management. Personnel expense decreased $6 million primarily due to declines in salaries and employee benefits. Nonpersonnel expense decreased $13 million primarily due to decreases in outside loan servicing, and computer processing, equipment, and other miscellaneous costs related to branch closures.

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Key Corporate Bank

dollars in millions				Change 2Q14 vs.
	2Q14	1Q14	2Q13	1Q14	2Q13
Summary of operations
Net interest income (TE)	$207	$194	$196	6.7%	5.6%
Noninterest income	187	197	182	(5.1)	2.7

Total revenue (TE)	394	391	378	.8	4.2
Provision (credit) for loan and lease losses	—	(1)	(7)	N/M	N/M
Noninterest expense	208	200	194	4.0	7.2

Income (loss) before income taxes (TE)	186	192	191	(3.1)	(2.6)
Allocated income taxes and TE adjustments	66	71	70	(7.0)	(5.7)

Net income (loss)	120	121	121	(.8)	(.8)
Less: Net income (loss) attributable to noncontrolling interests	2	—	—	N/M	N/M

Net income (loss) attributable to Key	$118	$121	$121	(2.5)%	(2.5)%

Average balances
Loans and leases	$22,361	$21,445	$19,536	4.3%	14.5%
Loans held for sale	429	429	466	—	(7.9)
Total assets	26,194	25,363	23,251	3.3	12.7
Deposits	16,127	15,800	15,606	2.1	3.3
Assets under management at period end	$12,350	$12,344	$12,331	—	.2%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 2Q14 vs.
	2Q14	1Q14	2Q13	1Q14	2Q13
Noninterest income
Trust and investment services income	$28	$31	$33	(9.7)%	(15.2)%
Investment banking and debt placement fees	97	84	82	15.5	18.3
Operating lease income and other leasing gains	11	21	13	(47.6)	(15.4)

Corporate services income	30	28	30	7.1	—
Service charges on deposit accounts	11	11	11	—	—
Cards and payments income	4	3	4	33.3	—

Payments and services income	45	42	45	7.1	—
Mortgage servicing fees	11	15	13	(26.7)	(15.4)
Other noninterest income	(5)	4	(4)	N/M	N/M

Total noninterest income	$187	$197	$182	(5.1)%	2.7%

N/M = Not Meaningful

Key Corporate Bank Summary of Operations

•	Average loan balances up 14.5% from the prior year

•	Average deposits up 3.3% from the prior year

•	Investment banking and debt placement fees increased 18.3% from the prior year

Key Corporate Bank recorded net income attributable to Key of $118 million for the second quarter of 2014, compared to $121 million for the same period one year ago.

Taxable-equivalent net interest income increased by $11 million, or 5.6%, compared to the second quarter of 2013. Average earning assets increased $3.1 billion, or 14.6%, from the year-ago quarter, primarily driven by loan growth in commercial, financial and agricultural and real estate commercial mortgage. This growth in earning assets drove an increase of $7 million in earning asset spread and a $2 million increase in loan fees. Average deposit balances increased $521 million, or 3.3%, from the year-ago quarter, driven by increases in Public Sector as well as increases related to the commercial mortgage servicing acquisition.

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Noninterest income increased by $5 million, or 2.7%, from the second quarter of 2013. The increase in investment banking and debt placement fees of $15 million was partially offset by declines in trust and investment services income, mortgage servicing fees, and other miscellaneous fees from the year-ago quarter.

The provision for loan and lease losses increased $7 million compared to the second quarter of 2013. There were net recoveries of $2 million for the second quarter of 2014 compared to net recoveries of $4 million for the same period one year ago.

Noninterest expense increased by $14 million, or 7.2%, from the second quarter of 2013. Increased personnel costs and higher expenses related to low-income housing tax credit investments were the primary drivers.

Other Segments

Other Segments consist of Corporate Treasury, Community Development, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $72 million for the second quarter of 2014, compared to net income attributable to Key of $49 million for the same period last year. These results were primarily attributable to an increase in net gains (losses) from principal investing of $20 million and higher operating lease income and other leasing gains of $17 million due to the early termination of a leveraged lease.

Discontinued Operations

Discontinued Operations consists of Education Lending, Victory Capital Management and Victory Capital Advisors, and Austin Capital Management, Ltd. During the second quarter of 2014, Key recognized a net after-tax loss of $22 million related to the fair value of the loans and securities in Key’s ten education loan securitization trusts. Certain assumptions related to the valuing of the loans in these securitization trusts were adjusted based on market information and Key’s related internal analysis resulting in this net after-tax loss.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $91.8 billion at June 30, 2014.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news

Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Matt Gardner
216.689.8334
Matt_Gardner@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, and profitability. Forward-looking statements can be identified by words such as “outlook,” “goal,” “objective,” “plan,” “expect,” “anticipate,” “intend,” “project,” “believe,” or “estimate.” Forward-looking statements represent management’s current expectations and forecasts regarding future events. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission and is available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, changes in local, regional and international business, economic or political conditions, and the extensive and increasing regulation of the U.S. financial services industry. Forward looking statements speak only as of the date they are made and Key does not undertake any obligation to update the forward-looking statements to reflect new information or future events.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, July 17, 2014. An audio replay of the call will be available through July 24, 2014.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

KeyCorp

Second Quarter 2014

Financial Supplement

Page

13	Financial Highlights

15	GAAP to Non-GAAP Reconciliation

18	Consolidated Balance Sheets

19	Consolidated Statements of Income

20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

22	Noninterest Expense

22	Personnel Expense

23	Loan Composition

23	Loans Held for Sale Composition

23	Summary of Changes in Loans Held for Sale

24	Exit Loan Portfolio From Continuing Operations

24	Asset Quality Statistics From Continuing Operations

25	Summary of Loan and Lease Loss Experience From Continuing Operations

26	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

27	Summary of Changes in Nonperforming Loans From Continuing Operations

27	Summary of Changes in Nonperforming Loans Held for Sale From Continuing Operations

27	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

28	Line of Business Results

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	6-30-14	3-31-14	6-30-13
Summary of operations
Net interest income (TE)	$579	$569	$586
Noninterest income	455	435	429

Total revenue (TE)	1,034	1,004	1,015
Provision (credit) for loan and lease losses	10	6	28
Noninterest expense	689	662	711
Income (loss) from continuing operations attributable to Key	247	238	199
Income (loss) from discontinued operations, net of taxes (a)	(28)	4	5
Net income (loss) attributable to Key	219	242	204

Income (loss) from continuing operations attributable to Key common shareholders	$242	$232	$193
Income (loss) from discontinued operations, net of taxes (a)	(28)	4	5
Net income (loss) attributable to Key common shareholders	214	236	198

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.28	$.26	$.21
Income (loss) from discontinued operations, net of taxes (a)	(.03)	—	.01
Net income (loss) attributable to Key common shareholders (b)	.24	.27	.22

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.27	.26	.21
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	(.03)	—	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.24	.26	.22

Cash dividends paid	.065	.055	.055
Book value at period end	11.65	11.43	10.89
Tangible book value at period end	10.50	10.28	9.77
Market price at period end	14.33	14.24	11.04

Performance ratios
From continuing operations:
Return on average total assets	1.14%	1.13%	.95%
Return on average common equity	9.55	9.33	7.72
Return on average tangible common equity (c)	10.60	10.38	8.60
Net interest margin (TE)	2.98	3.00	3.13
Cash efficiency ratio (c)	65.8	64.9	69.1

From consolidated operations:
Return on average total assets	.96%	1.09%	.92%
Return on average common equity	8.44	9.50	7.92
Return on average tangible common equity (c)	9.37	10.56	8.82
Net interest margin (TE)	2.94	2.95	3.07
Loan to deposit (d)	87.1	87.5	83.6

Capital ratios at period end
Key shareholders’ equity to assets	11.44%	11.46%	11.29%
Key common shareholders’ equity to assets	11.13	11.14	10.96
Tangible common equity to tangible assets (c)	10.15	10.14	9.96
Tier 1 common equity (c), (e)	11.33	11.27	11.18
Tier 1 risk-based capital (e)	12.07	12.01	11.93
Total risk-based capital (e)	14.24	14.23	14.65
Leverage (e)	11.25	11.30	11.25

Asset quality — from continuing operations
Net loan charge-offs	$30	$20	$45
Net loan charge-offs to average loans	.22%	.15%	.34%
Allowance for loan and lease losses	$814	$834	$876
Allowance for credit losses	851	869	913
Allowance for loan and lease losses to period-end loans	1.46%	1.50%	1.65%
Allowance for credit losses to period-end loans	1.53	1.57	1.72
Allowance for loan and lease losses to nonperforming loans	205.6	185.7	134.4
Allowance for credit losses to nonperforming loans	214.9	193.5	140.0
Nonperforming loans at period end (f)	$396	$449	$652
Nonperforming assets at period end	410	469	693
Nonperforming loans to period-end portfolio loans	.71%	.81%	1.23%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.74	.85	1.30

Trust and brokerage assets
Assets under management	$39,669	$38,893	$35,544
Nonmanaged and brokerage assets	48,728	47,396	37,759

Other data
Average full-time equivalent employees	13,867	14,055	14,999
Branches	1,009	1,027	1,052

Taxable-equivalent adjustment	$6	$6	$5

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Six months ended
	6-30-14	6-30-13
Summary of operations
Net interest income (TE)	$1,148	$1,175
Noninterest income	890	854

Total revenue (TE)	2,038	2,029
Provision (credit) for loan and lease losses	16	83
Noninterest expense	1,351	1,392
Income (loss) from continuing operations attributable to Key	485	400
Income (loss) from discontinued operations, net of taxes (a)	(24)	8
Net income (loss) attributable to Key	461	408

Income (loss) from continuing operations attributable to Key common shareholders	$474	$389
Income (loss) from discontinued operations, net of taxes (a)	(24)	8
Net income (loss) attributable to Key common shareholders	450	397

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.54	$.42
Income (loss) from discontinued operations, net of taxes (a)	(.03)	.01
Net income (loss) attributable to Key common shareholders (b)	.51	.43

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.53	.42
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	(.03)	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.51	.43

Cash dividends paid	.12	.105

Performance ratios
From continuing operations:
Return on average total assets	1.13%	.97%
Return on average common equity	9.44	7.84
Return on average tangible common equity (c)	10.49	8.73
Net interest margin (TE)	2.99	3.18
Cash efficiency ratio (c)	65.4	67.5

From consolidated operations:
Return on average total assets	1.03%	.93%
Return on average common equity	8.96	8.00
Return on average tangible common equity (c)	9.96	8.91
Net interest margin (TE)	2.95	3.12

Asset quality — from continuing operations
Net loan charge-offs	$50	$94
Net loan charge-offs to average total loans	.18%	.36%

Other data
Average full-time equivalent employees	13,961	15,197

Taxable-equivalent adjustment	$12	$11

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	6-30-14 ratio is estimated.
(f)	Loan balances exclude $15 million, $16 million, and $19 million of purchased credit impaired loans at June 30, 2014, March 31, 2014, and June 30, 2013, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Tier 1 common equity,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. Since the commencement of the Comprehensive Capital Analysis and Review process in early 2009, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, a non-GAAP financial measure. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 risk-based capital less preferred stock, qualifying capital securities, and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 risk-based capital, this focus on Tier 1 common equity is consistent with existing capital adequacy categories.

Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations; this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		Three months ended
		6-30-14	3-31-14	6-30-13
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)		$10,504	$10,403	$10,229
Less:	Intangible assets (a)	1,008	1,012	1,021
	Preferred Stock, Series A (b)	282	282	282

	Tangible common equity (non-GAAP)	$9,214	$9,109	$8,926

Total assets (GAAP)		$91,798	$90,802	$90,639
Less:	Intangible assets (a)	1,008	1,012	1,021

	Tangible assets (non-GAAP)	$90,790	$89,790	$89,618

Tangible common equity to tangible assets ratio (non-GAAP)		10.15%	10.14%	9.96%

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)		$10,504	$10,403	$10,229
Qualifying capital securities		339	339	339
Less:	Goodwill	979	979	979
	Accumulated other comprehensive income (loss) (c)	(325)	(367)	(359)
	Other assets (d)	81	84	101

	Total Tier 1 capital (regulatory)	10,108	10,046	9,847
Less:	Qualifying capital securities	339	339	339
	Preferred Stock, Series A (b)	282	282	282

	Total Tier 1 common equity (non-GAAP)	$9,487	$9,425	$9,226

Net risk-weighted assets (regulatory) (e)		$83,729	$83,637	$82,528

Tier 1 common equity ratio (non-GAAP) (e)		11.33%	11.27%	11.18%

Pre-provision net revenue
Net interest income (GAAP)		$573	$563	$581
Plus:	Taxable-equivalent adjustment	6	6	5
	Noninterest income (GAAP)	455	435	429
Less:	Noninterest expense (GAAP)	689	662	711

Pre-provision net revenue from continuing operations (non-GAAP)		$345	$342	$304

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

		Three months ended
		6-30-14	3-31-14	6-30-13
Average tangible common equity
Average Key shareholders’ equity (GAAP)		$10,459	$10,371	$10,314
Less:	Intangible assets (average) (f)	1,010	1,013	1,023
	Preferred Stock, Series A (average)	291	291	291

	Average tangible common equity (non-GAAP)	$9,158	$9,067	$9,000

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$242	$232	$193
Average tangible common equity (non-GAAP)		9,158	9,067	9,000

Return on average tangible common equity from continuing operations (non-GAAP)		10.60%	10.38%	8.60%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$214	$236	$198
Average tangible common equity (non-GAAP)		9,158	9,067	9,000

Return on average tangible common equity consolidated (non-GAAP)		9.37%	10.56%	8.82%

Cash efficiency ratio
Noninterest expense (GAAP)		$689	$662	$711
Less:	Intangible asset amortization (GAAP)	9	10	10

	Adjusted noninterest expense (non-GAAP)	$680	$652	$701

Net interest income (GAAP)		$573	$563	$581
Plus:	Taxable-equivalent adjustment	6	6	5
	Noninterest income (GAAP)	455	435	429

	Total taxable-equivalent revenue (non-GAAP)	$1,034	$1,004	$1,015

Cash efficiency ratio (non-GAAP)		65.8%	64.9%	69.1%

		Three months ended
		6-30-14	3-31-14
Common Equity Tier 1 under the Regulatory Capital Rules (estimates)
Tier 1 common equity under current regulatory rules		$9,487	$9,425
Adjustments from current regulatory rules to the Regulatory Capital Rules:
	Deferred tax assets and other (g)	(106)	(114)

	Common Equity Tier 1 anticipated under the Regulatory Capital Rules (h)	$9,381	$9,311

Net risk-weighted assets under current regulatory rules		$83,729	$83,637
Adjustments from current regulatory rules to the Regulatory Capital Rules:
	Loan commitments less than one year	1,037	1,023
	Past due loans	155	154
	Mortgage servicing assets (i)	484	480
	Deferred tax assets (i)	215	139
	Other	1,457	1,466

	Total risk-weighted assets anticipated under the Regulatory Capital Rules	$87,077	$86,899

Common Equity Tier 1 ratio under the Regulatory Capital Rules (h)		10.77%	10.71%

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

		Six months ended
		6-30-14	6-30-13
Pre-provision net revenue
Net interest income (GAAP)		$1,136	$1,164
Plus:	Taxable-equivalent adjustment	12	11
	Noninterest income (GAAP)	890	854
Less:	Noninterest expense (GAAP)	1,351	1,392

Pre-provision net revenue from continuing operations (non-GAAP)		$687	$637

Average tangible common equity
Average Key shareholders’ equity (GAAP)		$10,415	$10,297
Less:	Intangible assets (average) (j)	1,011	1,025
	Preferred Stock, Series A (average)	291	291

	Average tangible common equity (non-GAAP)	$9,113	$8,981

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$474	$389
Average tangible common equity (non-GAAP)		9,113	8,981
Return on average tangible common equity from continuing operations (non-GAAP)		10.49%	8.73%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$450	$397
Average tangible common equity (non-GAAP)		9,113	8,981

Return on average tangible common equity consolidated (non-GAAP)		9.96%	8.91%

Cash efficiency ratio
Noninterest expense (GAAP)		$1,351	$1,392
Less:	Intangible asset amortization (GAAP)	19	22

	Adjusted noninterest expense (non-GAAP)	$1,332	$1,370

Net interest income (GAAP)		$1,136	$1,164
Plus:	Taxable-equivalent adjustment	12	11
	Noninterest income (GAAP)	890	854

	Total taxable-equivalent revenue (non-GAAP)	$2,038	$2,029

Cash efficiency ratio (non-GAAP)		65.4%	67.5%

(a)	For the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, intangible assets exclude $79 million, $84 million, and $107 million, respectively, of period-end purchased credit card receivables.
(b)	Net of capital surplus for the three months ended June 30, 2014, March 31, 2014, and June 30, 2013.
(c)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(d)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at June 30, 2014, March 31, 2014, and June 30, 2013.
(e)	6-30-14 amount is estimated.
(f)	For the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, average intangible assets exclude $82 million, $89 million, and $110 million, respectively, of average purchased credit card receivables.
(g)	Includes the deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards, as well as the deductible portion of purchased credit card receivables.
(h)	The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”
(i)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
(j)	For the six months ended June 30, 2014, and June 30, 2013, average intangible assets exclude $85 million and $114 million, respectively, of average ending purchased credit card receivables.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Consolidated Balance Sheets

(dollars in millions)

	6-30-14	3-31-14	6-30-13
Assets
Loans	$55,600	$55,445	$53,101
Loans held for sale	435	401	402
Securities available for sale	12,224	12,359	13,253
Held-to-maturity securities	5,233	4,826	4,750
Trading account assets	890	840	592
Short-term investments	3,176	2,922	3,582
Other investments	899	899	1,037

Total earning assets	78,457	77,692	76,717
Allowance for loan and lease losses	(814)	(834)	(876)
Cash and due from banks	604	409	696
Premises and equipment	844	862	900
Operating lease assets	306	294	303
Goodwill	979	979	979
Other intangible assets	108	117	149
Corporate-owned life insurance	3,438	3,425	3,362
Derivative assets	549	427	461
Accrued income and other assets	3,090	3,004	2,864
Discontinued assets	4,237	4,427	5,084

Total assets	$91,798	$90,802	$90,639

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$33,637	$34,373	$32,689
Savings deposits	2,450	2,513	2,542
Certificates of deposit ($100,000 or more)	2,743	2,849	2,918
Other time deposits	3,505	3,682	4,089

Total interest-bearing deposits	42,335	43,417	42,238
Noninterest-bearing deposits	24,781	23,244	24,939
Deposits in foreign office — interest-bearing	683	605	544

Total deposits	67,799	67,266	67,721
Federal funds purchased and securities sold under repurchase agreements	1,213	1,417	1,647
Bank notes and other short-term borrowings	521	464	298
Derivative liabilities	451	408	456
Accrued expense and other liabilities	1,400	1,297	1,421
Long-term debt	8,213	7,712	6,666
Discontinued liabilities	1,680	1,819	2,169

Total liabilities	81,277	80,383	80,378

Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	3,987	3,961	4,045
Retained earnings	7,950	7,793	7,214
Treasury stock, at cost	(2,452)	(2,335)	(2,020)
Accumulated other comprehensive income (loss)	(289)	(324)	(318)

Key shareholders’ equity	10,504	10,403	10,229
Noncontrolling interests	17	16	32

Total equity	10,521	10,419	10,261

Total liabilities and equity	$91,798	$90,802	$90,639

Common shares outstanding (000)	876,823	884,869	912,883

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-14	3-31-14	6-30-13	6-30-14	6-30-13
Interest income
Loans	$526	$519	$539	$1,045	$1,087
Loans held for sale	5	4	5	9	9
Securities available for sale	71	72	80	143	160
Held-to-maturity securities	23	22	20	45	38
Trading account assets	7	6	4	13	10
Short-term investments	1	1	1	2	3
Other investments	6	6	8	12	17

Total interest income	639	630	657	1,269	1,324

Interest expense
Deposits	31	32	42	63	87
Federal funds purchased and securities sold under repurchase agreements	—	1	—	1	1
Bank notes and other short-term borrowings	2	2	2	4	3
Long-term debt	33	32	32	65	69

Total interest expense	66	67	76	133	160

Net interest income	573	563	581	1,136	1,164
Provision (credit) for loan and lease losses	10	6	28	16	83

Net interest income (expense) after provision for loan and lease losses	563	557	553	1,120	1,081

Noninterest income
Trust and investment services income	94	98	100	192	195
Investment banking and debt placement fees	99	84	84	183	163
Service charges on deposit accounts	66	63	71	129	140
Operating lease income and other leasing gains	35	29	22	64	47
Corporate services income	41	42	43	83	88
Cards and payments income	43	38	42	81	79
Corporate-owned life insurance income	28	26	31	54	61
Consumer mortgage income	2	2	6	4	13
Mortgage servicing fees	11	15	13	26	21
Net gains (losses) from principal investing	27	24	7	51	15
Other income (a)	9	14	10	23	32

Total noninterest income	455	435	429	890	854

Noninterest expense
Personnel	389	388	406	777	797
Net occupancy	68	64	72	132	136
Computer processing	41	38	39	79	78
Business services and professional fees	41	41	37	82	72
Equipment	24	24	27	48	53
Operating lease expense	10	10	11	20	23
Marketing	13	5	11	18	17
FDIC assessment	6	6	8	12	16
Intangible asset amortization	9	10	10	19	22
Provision (credit) for losses on lending-related commitments	2	(2)	5	—	8
OREO expense, net	1	1	1	2	4
Other expense	85	77	84	162	166

Total noninterest expense	689	662	711	1,351	1,392

Income (loss) from continuing operations before income taxes	329	330	271	659	543
Income taxes	76	92	72	168	142

Income (loss) from continuing operations	253	238	199	491	401
Income (loss) from discontinued operations, net of taxes	(28)	4	5	(24)	8

Net income (loss)	225	242	204	467	409
Less: Net income (loss) attributable to noncontrolling interests	6	—	—	6	1

Net income (loss) attributable to Key	$219	$242	$204	$461	$408

Income (loss) from continuing operations attributable to Key common shareholders	$242	$232	$193	$474	$389
Net income (loss) attributable to Key common shareholders	214	236	198	450	397

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.28	$.26	$.21	$.54	$.42
Income (loss) from discontinued operations, net of taxes	(.03)	—	.01	(.03)	.01
Net income (loss) attributable to Key common shareholders (b)	.24	.27	.22	.51	.43

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.26	$.21	$.53	$.42
Income (loss) from discontinued operations, net of taxes	(.03)	—	.01	(.03)	.01
Net income (loss) attributable to Key common shareholders (b)	.24	.26	.22	.51	.43

Cash dividends declared per common share	$.065	$.055	$.055	$.12	$.105

Weighted-average common shares outstanding (000)	875,298	884,727	913,736	879,986	917,008

Weighted-average common shares and potential common shares outstanding (000) (c)	902,137	891,890	918,628	886,684	922,319

(a)	For each of the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Second Quarter 2014			First Quarter 2014			Second Quarter 2013
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$26,444	$219	3.31%	$25,390	$206	3.29%	$23,480	$212	3.63%
Real estate — commercial mortgage	7,880	74	3.79	7,807	74	3.84	7,494	78	4.14
Real estate — construction	1,049	11	4.03	1,091	12	4.55	1,049	11	4.30
Commercial lease financing	4,257	38	3.54	4,439	42	3.78	4,747	48	3.96

Total commercial loans	39,630	342	3.45	38,727	334	3.49	36,770	349	3.80
Real estate — residential mortgage	2,189	24	4.41	2,187	24	4.44	2,176	24	4.53
Home equity:
Key Community Bank	10,321	100	3.92	10,305	100	3.92	9,992	98	3.93
Other	306	6	7.80	325	6	7.77	389	7	7.66

Total home equity loans	10,627	106	4.03	10,630	106	4.04	10,381	105	4.07
Consumer other — Key Community Bank	1,479	26	6.97	1,438	25	7.06	1,392	26	7.35
Credit cards	702	18	10.39	701	20	11.28	697	20	11.91
Consumer other:
Marine	926	15	6.18	996	15	6.18	1,206	20	6.24
Other	58	1	8.09	67	1	7.55	74	1	8.58

Total consumer other	984	16	6.29	1,063	16	6.26	1,280	21	6.37

Total consumer loans	15,981	190	4.77	16,019	191	4.83	15,926	196	4.94

Total loans	55,611	532	3.83	54,746	525	3.88	52,696	545	4.15
Loans held for sale	458	5	4.14	446	4	3.34	513	5	3.93
Securities available for sale (b), (e)	12,408	71	2.30	12,346	72	2.33	13,296	79	2.47
Held-to-maturity securities (b)	4,973	23	1.87	4,767	22	1.84	4,144	20	1.87
Trading account assets	985	7	2.80	981	6	2.51	749	4	2.31
Short-term investments	2,475	1	.17	2,486	1	.17	2,722	1	.23
Other investments (e)	888	6	2.64	936	6	2.57	1,048	8	2.61

Total earning assets	77,798	645	3.31	76,708	636	3.32	75,168	662	3.54
Allowance for loan and lease losses	(824)			(842)			(890)
Accrued income and other assets	9,767			9,791			9,770
Discontinued assets	4,341			4,493			5,096

Total assets	$91,082			$90,150			$89,144

Liabilities
NOW and money market deposit accounts	$34,283	11	.14	$34,064	12	.14	$32,849	14	.17
Savings deposits	2,493	—	.03	2,475	—	.03	2,545	—	.04
Certificates of deposit ($100,000 or more) (f)	2,808	10	1.39	2,758	10	1.50	2,975	13	1.79
Other time deposits	3,587	9	.98	3,679	10	1.07	4,202	14	1.35
Deposits in foreign office	662	1	.23	660	—	.22	573	1	.24

Total interest-bearing deposits	43,833	31	.28	43,636	32	.30	43,144	42	.39
Federal funds purchased and securities sold under repurchase agreements	1,470	—	.19	1,469	1	.17	1,845	—	.14
Bank notes and other short-term borrowings	545	2	1.54	587	2	1.63	367	2	1.84
Long-term debt (f), (g)	5,476	33	2.51	5,169	32	2.57	4,401	32	3.25

Total interest-bearing liabilities	51,324	66	.52	50,861	67	.54	49,757	76	.62

Noninterest-bearing deposits	23,290			22,658			22,297
Accrued expense and other liabilities	1,654			1,750			1,653
Discontinued liabilities (g)	4,341			4,493			5,089

Total liabilities	80,609			79,762			78,796
Equity
Key shareholders’ equity	10,459			10,371			10,314
Noncontrolling interests	14			17			34

Total equity	10,473			10,388			10,348

Total liabilities and equity	$91,082			$90,150			$89,144

Interest rate spread (TE)			2.79%			2.78%			2.92%

Net interest income (TE) and net interest margin (TE)		579	2.98%		569	3.00%		586	3.13%

TE adjustment (b)		6			6			5

Net interest income, GAAP basis		$573			$563			$581

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances for the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, include $95 million, $94 million, and $96 million of assets from commercial credit cards, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Six months ended June 30, 2014			Six months ended June 30, 2013
	Average Balance	Interest(a)	Yield/Rate (a)	Average Balance	Interest(a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$25,920	$425	3.30%	$23,399	$430	3.71%
Real estate — commercial mortgage	7,844	148	3.82	7,554	157	4.19
Real estate — construction	1,069	23	4.29	1,042	22	4.28
Commercial lease financing	4,348	80	3.67	4,795	95	3.94

Total commercial loans	39,181	676	3.47	36,790	704	3.86
Real estate — residential mortgage	2,188	48	4.42	2,174	49	4.55
Home equity:
Key Community Bank	10,313	200	3.92	9,890	194	3.95
Other	315	12	7.79	401	15	7.68

Total home equity loans	10,628	212	4.03	10,291	209	4.10
Consumer other — Key Community Bank	1,459	51	7.01	1,368	51	7.46
Credit cards	702	38	10.83	700	42	12.26
Consumer other:
Marine	961	30	6.18	1,258	40	6.27
Other	62	2	7.80	80	3	8.26

Total consumer other	1,023	32	6.28	1,338	43	6.38

Total consumer loans	16,000	381	4.80	15,871	394	4.97

Total loans	55,181	1,057	3.86	52,661	1,098	4.21
Loans held for sale	452	9	3.75	491	9	3.61
Securities available for sale (b), (e)	12,378	143	2.31	12,684	160	2.59
Held-to-maturity securities (b)	4,870	45	1.86	3,981	38	1.90
Trading account assets	983	13	2.66	729	10	2.86
Short-term investments	2,480	2	.17	2,860	3	.22
Other investments (e)	912	12	2.61	1,054	17	3.10

Total earning assets	77,256	1,281	3.32	74,460	1,335	3.60
Allowance for loan and lease losses	(833)			(893)
Accrued income and other assets	9,779			9,818
Discontinued assets	4,417			5,156

Total assets	$90,619			$88,541

Liabilities
NOW and money market deposit accounts	$34,174	23	.14	$32,400	28	.17
Savings deposits	2,484	—	.03	2,509	1	.05
Certificates of deposit ($100,000 or more) (f)	2,783	20	1.45	2,943	27	1.89
Other time deposits	3,633	19	1.02	4,326	30	1.39
Deposits in foreign office	661	1	.22	514	1	.25

Total interest-bearing deposits	43,735	63	.29	42,692	87	.41
Federal funds purchased and securities sold under repurchase agreements	1,470	1	.18	1,879	1	.15
Bank notes and other short-term borrowings	565	4	1.59	377	3	1.80
Long-term debt (f), (g)	5,323	65	2.54	4,535	69	3.38

Total interest-bearing liabilities	51,093	133	.53	49,483	160	.66

Noninterest-bearing deposits	22,976			21,851
Accrued expense and other liabilities	1,702			1,725
Discontinued liabilities (g)	4,417			5,151

Total liabilities	80,188			78,210
Equity
Key shareholders’ equity	10,415			10,297
Noncontrolling interests	16			34

Total equity	10,431			10,331

Total liabilities and equity	$90,619			$88,541

Interest rate spread (TE)			2.79%			2.94%

Net interest income (TE) and net interest margin (TE)		1,148	2.99%		1,175	3.18%

TE adjustment (b)		12			11

Net interest income, GAAP basis		$1,136			$1,164

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances for the six months ended June 30, 2014, and June 30, 2013, include $95 million and $94 million of assets from commercial credit cards, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Noninterest Expense

(dollars in millions)

	Three months ended			Six months ended
	6-30-14	3-31-14	6-30-13	6-30-14	6-30-13
Personnel (a)	$389	$388	$406	$777	$797
Net occupancy	68	64	72	132	136
Computer processing	41	38	39	79	78
Business services and professional fees	41	41	37	82	72
Equipment	24	24	27	48	53
Operating lease expense	10	10	11	20	23
Marketing	13	5	11	18	17
FDIC assessment	6	6	8	12	16
Intangible asset amortization	9	10	10	19	22
Provision (credit) for losses on lending-related commitments	2	(2)	5	—	8
OREO expense, net	1	1	1	2	4
Other expense	85	77	84	162	166

Total noninterest expense	$689	$662	$711	$1,351	$1,392

Average full-time equivalent employees (b)	13,867	14,055	14,999	13,961	15,197

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Six months ended
	6-30-14	3-31-14	6-30-13	6-30-14	6-30-13
Salaries	$224	$220	$227	$444	$449
Technology contract labor, net	14	17	19	31	37
Incentive compensation	81	72	77	153	150
Employee benefits	50	63	56	113	115
Stock-based compensation	10	11	9	21	19
Severance	10	5	18	15	27

Total personnel expense	$389	$388	$406	$777	$797

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Loan Composition

(dollars in millions)

				Percent change 6-30-14 vs.
	6-30-14	3-31-14	6-30-13	3-31-14	6-30-13
Commercial, financial and agricultural (a)	$26,327	$26,224	$23,715	.4%	11.0%
Commercial real estate:
Commercial mortgage	7,946	7,877	7,474	.9	6.3
Construction	1,047	1,007	1,060	4.0	(1.2)

Total commercial real estate loans	8,993	8,884	8,534	1.2	5.4
Commercial lease financing (b)	4,241	4,396	4,774	(3.5)	(11.2)

Total commercial loans	39,561	39,504	37,023	.1	6.9
Residential — prime loans:
Real estate — residential mortgage	2,189	2,183	2,176	.3	.6
Home equity:
Key Community Bank	10,379	10,281	10,173	1.0	2.0
Other	300	315	375	(4.8)	(20.0)

Total home equity loans	10,679	10,596	10,548	.8	1.2

Total residential — prime loans	12,868	12,779	12,724	.7	1.1
Consumer other — Key Community Bank	1,514	1,436	1,424	5.4	6.3
Credit cards	718	698	701	2.9	2.4
Consumer other:
Marine	888	965	1,160	(8.0)	(23.4)
Other	51	63	69	(19.0)	(26.1)

Total consumer other	939	1,028	1,229	(8.7)	(23.6)

Total consumer loans	16,039	15,941	16,078	.6	(.2)

Total loans (c), (d)	$55,600	$55,445	$53,101	.3%	4.7%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 6-30-14 vs.
	6-30-14	3-31-14	6-30-13	3-31-14	6-30-13
Commercial, financial and agricultural	$181	$44	$22	311.4%	722.7%
Real estate — commercial mortgage	221	333	318	(33.6)	(30.5)
Commercial lease financing	10	8	14	25.0	(28.6)
Real estate — residential mortgage	23	16	48	43.8	(52.1)

Total loans held for sale	$435	$401	$402	8.5%	8.2%

Summary of Changes in Loans Held for Sale

(in millions)

	2Q14	1Q14	4Q13	3Q13	2Q13
Balance at beginning of period	$401	$611	$699	$402	$434
New originations	978	645	1,669	1,467	1,241
Transfers from (to) held to maturity, net	(8)	3	1	15	17
Loan sales	(934)	(596)	(1,750)	(1,181)	(1,292)
Loan draws (payments), net	(2)	(262)	(8)	(4)	—
Transfers to OREO / valuation adjustments	—	—	—	—	2

Balance at end of period	$435	$401	$611	$699	$402

(a)	Loan balances include $94 million, $95 million, and $96 million of commercial credit card balances at June 30, 2014, March 31, 2014, and June 30, 2013, respectively.
(b)	Commercial lease financing includes receivables of $375 million and $124 million held as collateral for a secured borrowing at June 30, 2014, and March 31, 2014, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)	At June 30, 2014, total loans include purchased loans of $151 million, of which $15 million were purchased credit impaired. At March 31, 2014, total loans include purchased loans of $159 million, of which $16 million were purchased credit impaired. At June 30, 2013, total loans include purchased loans of $187 million, of which $19 million were purchased credit impaired.
(d)	Total loans exclude loans of $4.2 billion at June 30, 2014, $4.4 billion at March 31, 2014, and $5.0 billion at June 30, 2013, related to the discontinued operations of the education lending business.

N/M = Not Meaningful

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Exit Loan Portfolio From Continuing Operations

(in millions)

	Balance Outstanding		Change 6-30-14 vs. 3-31-14	Net Loan Charge-offs		Balance on Nonperforming Status
	6-30-14	3-31-14		2Q14(c)	1Q14(c)	6-30-14	3-31-14
Residential properties — homebuilder	$19	$20	$(1)	—	$(1)	$7	$7
Marine and RV floor plan	23	23	—	—	—	6	6
Commercial lease financing (a)	1,154	1,381	(227)	$(5)	(2)	3	3

Total commercial loans	1,196	1,424	(228)	(5)	(3)	16	16
Home equity — Other	300	315	(15)	1	2	11	11
Marine	888	965	(77)	5	4	15	15
RV and other consumer	61	66	(5)	(1)	1	1	1

Total consumer loans	1,249	1,346	(97)	$5	7	27	27

Total exit loans in loan portfolio	$2,445	$2,770	$(325)	—	$4	$43	$43

Discontinued operations — education lending business (not included in exit loans above) (b)	$4,162	$4,354	$(192)	$7	$9	$19	$20

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction and industrial leases; (2) Canadian lease financing portfolios; (3) European lease financing portfolios; and (4) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.
(c)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	2Q14	1Q14	4Q13	3Q13	2Q13
Net loan charge-offs	$30	$20	$37	$37	$45
Net loan charge-offs to average total loans	.22%	.15%	.27%	.28%	.34%
Allowance for loan and lease losses	$814	$834	$848	$868	$876
Allowance for credit losses (a)	851	869	885	908	913
Allowance for loan and lease losses to period-end loans	1.46%	1.50%	1.56%	1.62%	1.65%
Allowance for credit losses to period-end loans	1.53	1.57	1.63	1.69	1.72
Allowance for loan and lease losses to nonperforming loans	205.6	185.7	166.9	160.4	134.4
Allowance for credit losses to nonperforming loans	214.9	193.5	174.2	167.8	140.0
Nonperforming loans at period end (b)	$396	$449	$508	$541	$652
Nonperforming assets at period end	410	469	531	579	693
Nonperforming loans to period-end portfolio loans	.71%	.81%	.93%	1.01%	1.23%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.74	.85	.97	1.08	1.30

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.
(b)	Loan balances exclude $15 million, $16 million, $16 million, $18 million, and $19 million of purchased credit impaired loans at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013, respectively.

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Six months ended
	6-30-14	3-31-14	6-30-13	6-30-14	6-30-13
Average loans outstanding	$55,611	$54,746	$52,696	$55,181	$52,661

Allowance for loan and lease losses at beginning of period	$834	$848	$893	$848	$888
Loans charged off:
Commercial, financial and agricultural	11	12	15	23	29

Real estate — commercial mortgage	1	2	3	3	16
Real estate — construction	—	2	1	2	2

Total commercial real estate loans	1	4	4	5	18
Commercial lease financing	2	3	2	5	8

Total commercial loans	14	19	21	33	55
Real estate — residential mortgage	2	3	4	5	10
Home equity:
Key Community Bank	10	10	18	20	36
Other	3	3	6	6	12

Total home equity loans	13	13	24	26	48
Consumer other — Key Community Bank	8	8	7	16	16
Credit cards	12	6	8	18	16
Consumer other:
Marine	7	7	9	14	17
Other	—	1	1	1	2

Total consumer other	7	8	10	15	19

Total consumer loans	42	38	53	80	109

Total loans charged off	56	57	74	113	164
Recoveries:
Commercial, financial and agricultural	11	10	7	21	19

Real estate — commercial mortgage	1	1	5	2	10
Real estate — construction	1	14	—	15	8

Total commercial real estate loans	2	15	5	17	18
Commercial lease financing	4	2	4	6	8

Total commercial loans	17	27	16	44	45
Real estate — residential mortgage	1	1	—	2	—
Home equity:
Key Community Bank	1	3	4	4	6
Other	2	1	1	3	3

Total home equity loans	3	4	5	7	9
Consumer other — Key Community Bank	1	2	2	3	4
Credit cards	1	—	2	1	2
Consumer other:
Marine	2	3	4	5	9
Other	1	—	—	1	1

Total consumer other	3	3	4	6	10

Total consumer loans	9	10	13	19	25

Total recoveries	26	37	29	63	70

Net loan charge-offs	(30)	(20)	(45)	(50)	(94)
Provision (credit) for loan and lease losses	10	6	28	16	83
Foreign currency translation adjustment	—	—	—	—	(1)

Allowance for loan and lease losses at end of period	$814	$834	$876	$814	$876

Liability for credit losses on lending-related commitments at beginning of period	$35	$37	$32	$37	$29
Provision (credit) for losses on lending-related commitments	2	(2)	5	—	8

Liability for credit losses on lending-related commitments at end of period (a)	$37	$35	$37	$37	$37

Total allowance for credit losses at end of period	$851	$869	$913	$851	$913

Net loan charge-offs to average total loans	.22%	.15%	.34%	.18%	.36%
Allowance for loan and lease losses to period-end loans	1.46	1.50	1.65	1.46	1.65
Allowance for credit losses to period-end loans	1.53	1.57	1.72	1.53	1.72
Allowance for loan and lease losses to nonperforming loans	205.6	185.7	134.4	205.6	134.4
Allowance for credit losses to nonperforming loans	214.9	193.5	140.0	214.9	140.0
Discontinued operations — education lending business:
Loans charged off	$11	$13	$12	$24	$28
Recoveries	4	4	5	8	9

Net loan charge-offs	$(7)	$(9)	$(7)	$(16)	$(19)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	6-30-14	3-31-14	12-31-13	9-30-13	6-30-13
Commercial, financial and agricultural	$37	$60	$77	$102	$146

Real estate — commercial mortgage	38	37	37	58	106
Real estate — construction	9	11	14	17	26

Total commercial real estate loans	47	48	51	75	132
Commercial lease financing	15	18	19	22	14

Total commercial loans	99	126	147	199	292
Real estate — residential mortgage	89	105	107	98	94
Home equity:
Key Community Bank	178	188	205	198	205
Other	11	11	15	13	16

Total home equity loans	189	199	220	211	221
Consumer other — Key Community Bank	2	2	3	2	3
Credit cards	1	1	4	4	11
Consumer other:
Marine	15	15	26	25	30
Other	1	1	1	2	1

Total consumer other	16	16	27	27	31

Total consumer loans	297	323	361	342	360

Total nonperforming loans (a)	396	449	508	541	652
Nonperforming loans held for sale	1	1	1	13	14
OREO	12	12	15	15	18
Other nonperforming assets	1	7	7	10	9

Total nonperforming assets	$410	$469	$531	$579	$693

Accruing loans past due 90 days or more	$83	$89	$71	$90	$80
Accruing loans past due 30 through 89 days	274	267	318	288	251
Restructured loans — accruing and nonaccruing (b)	266	294	338	349	311
Restructured loans included in nonperforming loans (b)	142	178	214	228	195
Nonperforming assets from discontinued operations — education lending business	19	20	25	23	19
Nonperforming loans to period-end portfolio loans	.71%	.81%	.93%	1.01%	1.23%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.74	.85	.97	1.08	1.30

(a)	Loan balances exclude $15 million, $16 million, $16 million, $18 million, and $19 million of purchased credit impaired loans at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013, respectively.
(b)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	2Q14	1Q14	4Q13	3Q13	2Q13
Balance at beginning of period	$449	$508	$541	$652	$650
Loans placed on nonaccrual status	79	98	129	161	160
Charge-offs	(56)	(57)	(66)	(78)	(74)
Loans sold	(21)	(3)	(19)	(61)	(5)
Payments	(17)	(21)	(46)	(43)	(36)
Transfers to OREO	(4)	(3)	(5)	(2)	(7)
Loans returned to accrual status	(34)	(73)	(26)	(88)	(36)

Balance at end of period (a)	$396	$449	$508	$541	$652

(a)	Loan balances exclude $15 million, $16 million, $16 million, $18 million, and $19 million of purchased credit impaired loans at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013, respectively.

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	2Q14	1Q14	4Q13	3Q13	2Q13
Balance at beginning of period	$1	$1	$13	$14	$23
Net advances / (payments)	—	—	(1)	(1)	(1)
Loans sold	—	—	(11)	—	(8)

Balance at end of period	$1	$1	$1	$13	$14

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	2Q14	1Q14	4Q13	3Q13	2Q13
Balance at beginning of period	$12	$15	$15	$18	$21
Properties acquired — nonperforming loans	4	3	5	2	7
Valuation adjustments	(1)	(1)	—	(1)	(2)
Properties sold	(3)	(5)	(5)	(4)	(8)

Balance at end of period	$12	$12	$15	$15	$18

KeyCorp Reports Second Quarter 2014 Profit

July 17, 2014

Line of Business Results

(dollars in millions)

						Percent change 2Q14 vs.
	2Q14	1Q14	4Q13	3Q13	2Q13	1Q14	2Q13
Key Community Bank
Summary of operations
Total revenue (TE)	$550	$541	$561	$579	$583	1.7%	(5.7)%
Provision (credit) for loan and lease losses	23	9	32	24	41	155.6	(43.9)
Noninterest expense	440	433	461	447	459	1.6	(4.1)
Net income (loss) attributable to Key	55	62	43	68	52	(11.3)	5.8
Average loans and leases	30,025	29,793	29,596	29,495	29,161	.8	3.0
Average deposits	50,146	49,824	50,409	49,652	49,473	.6	1.4
Net loan charge-offs	33	28	31	27	42	17.9	(21.4)
Net loan charge-offs to average total loans	.44%	.38%	.42%	.36%	.58%	N/A	N/A
Nonperforming assets at period end	$331	$357	$396	$383	$476	(7.3)	(30.5)
Return on average allocated equity	8.19%	9.05%	5.97%	9.24%	7.10%	N/A	N/A
Average full-time equivalent employees	7,529	7,656	7,805	7,990	8,316	(1.7)	(9.5)

Key Corporate Bank
Summary of operations
Total revenue (TE)	$394	$391	$411	$384	$378	.8%	4.2%
Provision (credit) for loan and lease losses	—	(1)	(10)	12	(7)	N/M	N/M
Noninterest expense	208	200	216	210	194	4.0	7.2
Net income (loss) attributable to Key	118	121	133	105	121	(2.5)	(2.5)
Average loans and leases	22,361	21,445	20,336	19,949	19,536	4.3	14.5
Average loans held for sale	429	429	668	422	466	—	(7.9)
Average deposits	16,127	15,800	17,370	16,123	15,606	2.1	3.3
Net loan charge-offs	(2)	(14)	2	6	(4)	N/M	N/M
Net loan charge-offs to average total loans	(.04)%	(.26)%	.04%	.12%	(.08)%	N/A	N/A
Nonperforming assets at period end	$22	$53	$55	$111	$125	(58.5)	(82.4)
Return on average allocated equity	32.62%	33.25%	33.61%	26.17%	30.58%	N/A	N/A
Average full-time equivalent employees	1,943	1,926	1,901	1,951	1,886	.9	3.0

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful